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                                                                    EXHIBIT 10.2



                              REVOLVING CREDIT NOTE


$15,000,000.00                                              Nashville, Tennessee
                                                         As of March _23rd, 1998


         IN CONSIDERATION OF the undertaking of SunTrust Bank Nashville, N.A. (the "Bank") to make advances to Tractor Supply Company, a Delaware corporation (the "Borrower"), pursuant to the Credit Agreement, the Borrower hereby unconditionally promises to pay to the order of the Bank, at the offices of the Agent at 100 Federal Street, Boston, Massachusetts 02110, on the Termination Date, as the same may be extended, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower, pursuant to the Credit Agreement, together with interest thereon as provided for in Article 2 of the Credit Agreement. The Borrower shall have the right at any time and from time to time to repay or prepay any part or all of the obligations evidenced hereby without premium or penalty, and without curtailing the Borrower's right to further advances during the term hereof, which further advances, together with all outstanding and unpaid advances, shall never exceed the face amount hereof, provided, however, that Eurodollar Loans may not be prepaid except at the end of the Eurodollar Interest Period applicable thereto, unless such prepayment is made pursuant to Sections 2.8, 2.9 or 2.10 of the Credit Agreement.

         If the Borrower shall fail to pay, when due (whether at maturity, by reason of acceleration, or otherwise) all or any portion of the obligations due under the terms of this Note or pursuant to the Credit Agreement, such unpaid past due amount shall no longer bear interest in accordance with the terms of the preceding paragraph, but, at the election of the Majority Banks, shall bear interest for each day from the day on which it was so due until paid in full at a rate per annum equal to the Default Rate.

         The interest rate accruing on the outstanding principal amount hereof shall be computed on the basis of a year of 360 days and the actual number of days elapsed and may be adjusted in accordance with the provisions of Section
2.6 of the Credit Agreement. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, such rate shall automatically be reduced to the maximum rate permitted by such Applicable Law and any excess amount previously collected shall be automatically credited against the principal amount hereof effective as of the time paid.

         For purposes of this Note, "Credit Agreement" means that certain Revolving Credit Agreement, dated as of August 31, 1994, among the Borrower, the Agent and the Banks, as the same are defined in the Credit Agreement, as amended from time to time. All capitalized terms used but




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not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. To the extent the provisions of this Note conflict with the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

         The Borrower hereby waives demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notices, in collecting the amounts due and payable under this Note. The Borrower further agrees that it will not be necessary for the Bank, or any holder hereof, in order to enforce payment of this Note, to institute or exhaust its remedies against any maker or other party liable therefor. Upon the occurrence and continuation of an Event of Default, the Bank, at Bank's option, without notice to the Borrower, may pursue such remedies as shall be available to Bank under this Note, the Credit Agreement, or otherwise at law or equity. Upon the occurrence and continuation of an Event of Default, in addition to all other Obligations owing to the Bank under the Credit Agreement, the Borrower agrees to pay to the Bank all reasonable costs and expenses, including reasonable attorney's or collection fees incurred by the Bank in pursuit of its rights or remedies under this Note, which amount shall be due and payable in full without notice or demand for payment, and which unpaid amount shall bear interest, until paid, at the Default Rate.

         This Note is executed and delivered pursuant to the provisions of the Credit Agreement which, among other things, contains provisions with respect to default in payments under, the acceleration of the maturity of, and prepayments of the principal of, this Note prior to maturity, all upon the terms and conditions specified in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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         IN WITNESS WHEREOF, the Borrower has authorized this Note to be executed in its name by its duly authorized representative as of the day and year first written above.


                                       TRACTOR SUPPLY COMPANY


                                       By: /s/  Michael J. Kincaid
                                           ------------------------------------

                                       Title:  Vice President
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